                                                                   Exhibit 10.24
                                                                   -------------
                            ASSET PURCHASE AGREEMENT
                            ------------------------


     THIS AGREEMENT IS MADE this 4th day of February, 1998, by and among NES Michigan Acquisition Corp., a Michigan corporation ("Purchaser"), Work Safe Supply Co., Inc., a Michigan corporation ("Seller"), Dan J. Babcock ("Principal") and Kathy Babcock ("Shareholder").

     In consideration of the mutual covenants, agreements and warranties herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  DEFINITIONS
                                  -----------

     The following terms shall have the meanings set forth herein for the purposes of the transactions described in this Agreement:

     "Acquired Assets" shall have the meaning given to it in Section 1.1.
                                                             -----------

     "Agreement" shall mean this Asset Purchase Agreement, including all Exhibits and Schedules hereto.

     "Applicable Law" shall mean any federal, state, local or other law, statute, regulation, rule, policy, guideline, ordinance (zoning or otherwise), by-law, order, judgment, decree or restriction of any kind (including, without limitation, any environmental law) applicable to or binding on Purchaser, Seller, Principal, the Business, the Real Properties or any of the Acquired Assets.

     "Assumed Obligations" shall have the meaning given to it in Section 1.4.
                                                                 -----------

     "Book Value" shall mean net book value (i.e. book value of Acquired Assets less Assumed Obligations) of all Acquired Assets determined in accordance with GAAP, consistently applied.

     "Bulk Sales Laws" shall mean the laws of any jurisdiction relating to bulk sales or transfers that are applicable to the sale of the Acquired Assets hereunder.

     "Business" shall mean the business and operations of Seller, wherever conducted.

     "Closing" shall mean the consummation of the transactions contemplated herein in accordance with Section 10 hereof.
                          ----------

     "Closing Date" shall mean the date on which the Closing occurs or is to occur.

     "Contract" shall mean any contract, lease, commitment, sales order, purchase order, indenture, mortgage, note, bond, instrument, license or other agreement relating to the Business including, without limitation, any Purchase Order or Customer Contract.

     "Contract Receivables" shall mean the receivables of Seller set forth on
Schedule 1.3(b).
---------------

     "Customer Contract" shall have the meaning set forth in Section 1.2(b).
                                                             --------------

     "Encumbrance" shall mean any encumbrance or restriction of any kind, including, without limitation, any pledge, security interest, lien, charge, encumbrance, mortgage, hypothecation, trust deed, easement, lease, sublease, claim, right of way, covenant, option, condition, right of first refusal or restriction (whether on sale, transfer, disposition or otherwise, whether imposed by agreement, law or otherwise and whether of record or otherwise).

     "Environmental Law" shall mean any law, statute, regulation, rule, order, consent decree, settlement agreement or governmental requirement which relates to or otherwise imposes liability or standards of conduct concerning discharges, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or materials into ambient air, water or land, or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous or toxic wastes, substances or materials, including (but not limited to) the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" law, the Toxic Substances Control Act, or any other similar Federal, state or local statutes.

     "Environmental Permit" shall mean any Permit required by or pursuant to any applicable Environmental Law.

     "Excluded Assets" shall have the meaning given to it in Section 1.3.
                                                             -----------

     "GAAP" shall mean the U.S. generally accepted accounting principles at the time in effect, consistently applied for the period in question.

     "Inventory" shall have the meaning given to it in Section 1.1(b).
                                                       --------------

     "Losses" shall mean all liabilities, losses, costs, fines, damages, penalties or expenses (including, without limitation, reasonable attorneys' fees and costs of investigation and litigation).

     "Management Non-Competition Agreements" shall mean the non-competition agreements in the form of Exhibit C hereto.
                          ---------

     "Other Contracts" shall have the meaning given to it in Section 1.2(c).
                                                             --------------

     "Permits" shall have the meaning given to it in Section 1.2(d).
                                                     --------------

     "Purchase Orders" shall have the meaning given to it in Section 1.2(a).
                                                             --------------

     "Purchase Price" shall mean $7,595,000.

     "Real Properties" shall mean the improved real property located at: G-4309 South Dort Highway, Burton, Michigan, 48529; 3898 South Blue Star Drive, Traverse City, Michigan 49684; 2610 East M-28, Harvey, Michigan, 49855; and 2610 Sanford S.W., Granville, Michigan 49418.

     "Rental Inventory" shall have the meaning given it in Section 1.1(a).
                                                           --------------

     "Seller's Plans" shall have the meaning given to it in Section 3.13.
                                                            ------------

     "Seller's Staff" shall have the meaning given to it in Section 2.3.
                                                            -----------

     "Tax Authority" shall mean any Governmental Authority having jurisdiction over the payment of Taxes by Seller and shall include, without limitation, the Michigan Department of Revenue.

     "Taxes" shall mean all taxes, including, without limitation, income, gross receipts, net proceeds, ad valorem, turnover, real and personal property (tangible and intangible), sales, use, franchise, excise, value added, stamp, leasing, lease, user, transfer, fuel, excess profits, occupational and interest equalization, windfall profits, payroll, severance and employees' income withholding and Social Security taxes imposed by the United States or by any state, municipality, subdivision or instrumentality of the United States or by any other tax authority, including all applicable penalties and interest.

     "To the knowledge of" shall mean to the knowledge of the party in question after reasonable due investigation.

SECTION 1.  Purchase and Sale; Liabilities
            ------------------------------

     1.1  Acquired Assets.  At the Closing, Seller shall sell, assign, transfer
          ---------------
and deliver to Purchaser, and Purchaser shall purchase, acquire and take assignment and delivery of, all of the assets owned by Seller, wherever located (collectively, the "Acquired Assets"), except for the Excluded Assets. The Acquired Assets include, without limitation, the following:

     (a) All new or used machinery, equipment and vehicles (including, without limitation, signage, barricades and trailers) that are leased by Seller to its customers in the ordinary course of business including, without limitation, those items set forth on Schedule 1.1 (the "Rental Inventory");
                                          ------------

     (b) All new or used machinery, equipment and vehicles (including, without limitation, signage, barricades and trailers), supplies, materials or spare parts held for sale or resale by Seller (the "Inventory");

     (c) All accounts receivables, trade receivables, notes receivables and other receivables (other than Contract Receivables) arising out of the operation of the Business on or before the Closing Date;

     (d) All cash, certificates of deposit, bank deposits and other cash equivalents, together with all accrued but unpaid interest thereon, and including any security deposit under any Customer Contract;

     (e) All patents, patent registrations or applications, copyrights, copyright registrations or applications, trademarks, trademark registrations or applications, tradenames, trade secrets, inventions, processes, designs, know-how, formulae and all phone numbers and facsimile numbers for the Real Properties, including, without limitation, the names "Work Safe," "TrafFix" and "San-Fil;"

     (f) All confidential information, price lists, marketing information, advertising materials, historical and financial records and files, and other proprietary information and all environmental control, monitoring and test records;

     (g)  All sales, rental, and maintenance records for   each item of the
     Inventory, Rental Inventory and otherwise, customer lists and files (including customer credit and collection information and customer addresses), historical records and files and other proprietary information;

     (h) All warranties, indemnities or other rights relating to the Acquired Assets;

     (i) All goodwill, if any, related to or used in connection with the Business; and

     (j) All other assets, tangible or intangible, of Seller relating to or used in connection with the Business (except for the Excluded Assets), including, without limitation, furniture, tools and shop equipment.

      1.2  Assignment of Contracts, Leases and Other Assets.  At the Closing,
           ------------------------------------------------
Seller shall assign and transfer to Purchaser, effective as of the Closing Date, all of Seller's right, title and interest in and to, and Purchaser will take assignment of the following (and all of the following shall be deemed included in the term "Acquired Assets" as used herein):

     (a) All purchase orders, contracts and agreements for the purchase or lease by Seller of goods or materials, or the subcontracting by Seller for services, each as set forth on Schedule 1.2 (a) attached hereto (the
                                    ----------------
     "Purchase Orders");

     (b) All leases, contracts and agreements for the lease, service or sale of goods or services with customers entered into in the ordinary course of business and any deposits under such leases, contracts and agreements (the "Customer Contracts");

     (c) All Contracts with suppliers and other Contracts listed on Schedule
                                                                    --------
     1.2(c) (the "Other Contracts") and all such other Contracts as shall be
     ------
     entered into between the date hereof and the Closing Date which fall into the categories set forth in clauses (a) or (b) above or in this clause (c)
                                 -----------    ---                  ----------
     and have been entered into in the ordinary course of business or such other Contracts which shall be expressly designated in writing by Purchaser prior to the Closing; and

     (d) All permits, licenses, consents, approvals, certificates, variances or other authorizations required in connection with the operation of the Business under any Applicable Law (the "Permits").

     1.3  Excluded Assets.  The following assets of Seller (collectively, the
          ---------------
"Excluded Assets") shall be retained by Seller and are not being sold or assigned to Purchaser hereunder:

     (a) The real property at G-4309 South Dort Highway, Burton, Michigan 49684 and 1500 East M-28, Harvey, Michigan 49855;

     (b)  All Contract Receivables;

     (c) All corporate seals, articles of incorporation, minute books, stock books, tax returns or similar records pertaining to the corporate organization of Seller;

     (d) any interest in "Pro-Line Painters" including the investment in, and notes and accounts receivable of such entity; and

     (e)  employee advances and loans.

      1.4  Assumed Obligations.  At the Closing, Purchaser shall assume, and
           -------------------
agree to pay, perform, fulfill and discharge, from and after the Closing Date, the obligations of Seller that are required to be performed, and which accrue, after the Closing Date under the Purchase Orders, Customer Contracts or Other Contracts (excluding indemnities, warranties, services or other obligations relating to matters occurring or which should have occurred on or before the Closing

Date) (the "Assumed Obligations"), except where the consent of a third party is required for the assignment of such order or contract and such consent has not been obtained.

     1.5  No Other Liabilities Assumed.  Anything in this Agreement to the
          ----------------------------
contrary notwithstanding, neither Purchaser nor any of its affiliates shall assume, and shall not be deemed to have assumed, any debt, claim, obligation or other liability of Seller, Principal, any Shareholder or any of their respective affiliates whatsoever other than as specifically set forth in Section 1.4.
                                                              -----------
Without limiting the generality of the foregoing exclusion, Purchaser is assuming no obligation for, and shall have no responsibility with respect to, any such party's accounts payable, warranty obligations, taxes, liabilities under Environmental Laws or liabilities to or with respect to employees or under or with respect to any employee benefit plan, policy, program or arrangement. Purchaser shall be under no obligation to hire any of Seller's employees and shall not assume any obligations with respect to such employees including, without limitation, any obligation for employment compensation, benefits or severance.

 SECTION 2.  Purchase Price.
             --------------

     2.1  Payment.  On the Closing Date, Purchaser shall pay Seller the Purchase
          -------
Price.

      2.2  Allocation of Purchase Price.  Purchaser and Seller shall allocate
           ----------------------------
the Purchase Price as set forth on Schedule 2.2 hereto.  Such allocation is
                                   ------------
intended to comply with the requirements of Section 1060 of the Code. Seller and Purchaser shall file Form 8594 with their respective Tax Returns consistently with such allocation. Purchaser and Seller shall treat and report the transaction contemplated by this Agreement in all respects consistently for purposes of any federal, state or local tax, including, without limitation, the calculation of gain, loss and basis with reference to the Purchase Price allocation made pursuant to this Section 2.2. The parties hereto shall not take
                                 -----------
any actions or positions inconsistent with the obligations set forth herein.

      2.3  Manner of Payments.  All payments required by this Section 2 shall be
           ------------------                                 ---------
by wire transfer of same day funds to an account designated by the party entitled to payment.

      2.4  Procedures for Assets not Transferable.  If any of the contracts or
           --------------------------------------
agreements or any other property or rights included in the Acquired Assets are not assignable or transferable without the consent of a third party, Seller shall diligently use its best efforts to obtain such consents prior to the Closing Date and Purchaser shall use commercially reasonable efforts to assist in that endeavor. If any such consent cannot be obtained prior to the Closing Date and the Closing occurs, this Agreement and the related instruments of transfer shall not constitute an assignment or transfer thereof, and Purchaser shall not assume Seller's obligations with respect thereto, but Seller shall diligently use its best efforts to obtain such consent as soon as possible after the Closing Date or otherwise obtain for Purchaser the practical benefit of such property or rights and Purchaser shall use commercially reasonable efforts to assist in that endeavor.

     2.5   Cash Reconciliation.  Purchaser is acquiring the Acquired Assets in
           -------------------
consideration of there being included therein $375,251 in cash. After the Closing, the parties will cooperate in good faith to diligently determine the actual amount of cash included in the Acquired Assets (the "Cash Amount"). Seller, Principal and Shareholder will provide Purchaser with access to all records requested by Purchaser to determine or verify the Cash Amount. On February 15, 1998 (a) Seller shall pay Purchaser the amount, if any, by which $375,251 exceeds the Cash Amount and (b) Purchaser shall pay Seller the amount, if any, by which the Cash Amount exceeds $375,251. Any payment made under this Section
                                                                        -------
2.5 will include interest at the rate of 5% per annum on the payment due,
---
accrued from the date hereof until the date paid. In determining the Cash Amount, the following rules shall apply: (i) all cash received by Seller since December 31, 1997 with respect to the Contract Receivables shall be excluded from the Cash Amount, (ii) the amount of all accounts payable and other obligations of Seller existing on December 31, 1997 and paid since December 31, 1997 shall be excluded from the Cash Amount and (iii) the amount of all ordinary course accounts payable and payroll of the Business paid since December 31, 1997 shall be included in the Cash Amount.

SECTION 3.  Representations and Warranties of Seller, Principal and Shareholder.
            -------------------------------------------------------------------
Each of Seller, Principal and the Shareholder, all such parties being obligated jointly and severally, represent and warrant to Purchaser as follows:

      3.1  Due Incorporation.  Seller is a corporation duly organized, validly
           -----------------
existing and in good standing under the laws of Michigan with all requisite corporate power and authority to own, lease and operate the Acquired Assets. Seller is duly organized and in good standing as a foreign corporation authorized to do business in each jurisdiction where the failure to be qualified would have a material adverse effect on the Business or the Acquired Assets. Principal and the Shareholder are the only shareholders of Seller.

      3.2  Due Authorization.  Seller, Principal and the Shareholder have full
           -----------------
power and authority to enter into this Agreement and to carry out the transactions contemplated herein. The execution, delivery and performance of this Agreement has been duly authorized by all necessary corporate and shareholder action on the part of Seller. This Agreement has been duly and validly executed and delivered by Seller, Principal and the Shareholder, and constitutes the legal, valid and binding obligation of each of them, enforceable against each of them in accordance with its terms. The execution, delivery and performance by Seller, Principal and the Shareholder of this Agreement and all other instruments, agreements, certificates and documents contemplated hereby
(a) do not violate or constitute a default under any Applicable Law or any Contract to which Seller or Principal is a party, or by which any of them or any of the Acquired Assets are bound; and (b) will not result in the creation of any Encumbrance upon the Acquired Assets, or permit the acceleration of the maturity of the indebtedness of either Seller relating to, or indebtedness secured by, the Acquired Assets. No notice to, filing with, authorization of, exemption by, or consent of any person or entity is required in order for Seller, Principal or the Shareholder to consummate the transactions contemplated hereby.

      3.3  No Adverse Change.  Since July 31, 1997, there has not been (a) any
           -----------------
material adverse change in the financial condition, results of operations, properties or prospects of the Business, (b) any material loss or damage or other adverse change to any of the Acquired Assets; (c) any sale, transfer or disposition of the Acquired Assets, other than sales of Inventory in the ordinary course of business; (d) any Encumbrance placed on any of the Acquired Assets; or (e) any changes in the accounting systems, policies or practices of the Business.

      3.4  Title to and Condition of Assets.  Seller has good and valid title to
           --------------------------------
the Acquired Assets. At and as of the Closing, Seller shall convey the Acquired Assets to Purchaser by bills of sale, documents of title and instruments of assignment and transfer effective to vest in Purchaser good and valid record, beneficial and marketable title to all of the Acquired Assets, free and clear of any Encumbrance. The Acquired Assets and the Excluded Assets constitute all assets necessary for the conduct of the Business. Schedule 3.4 sets forth the
                                                   ------------
location of each unit of the Rental Inventory.

      3.5  Taxes.  All Taxes of Seller have been properly determined in
           -----
accordance with applicable rules and regulations and have been timely paid in full. Seller has duly and timely filed all Tax Returns of every nature required to be filed by it, in every jurisdiction in which the same may have been so required, and has paid all Taxes disclosed on such returns. All Taxes that Seller is required by law to withhold or collect, including, without limitation, sales and use taxes, and amounts required to be withheld for Taxes of employees, have been duly withheld or collected and, to the extent required, have been paid over to the proper governmental authorities.

      3.6  Contracts.  Schedule 3.6 is an accurate and complete list of all
           ---------   ------------
Customer Contracts. Seller has delivered to Purchaser true and complete copies of each listed document.

      3.7  No Defaults or Violations.  Seller has not breached any provision of,
           -------------------------
nor is in default under the terms of, any Contract to which it is a party or by which it or the Acquired Assets is bound (including, without limitation, the Purchase Orders, Customer Contracts and Other Contracts), and, to the knowledge of Seller, no other party to any such Contract is in breach or default either in the payment of money or any other material respect. Neither Seller, the Acquired Assets nor the Business is in any violation or default of, or with respect to, any Applicable Law, and no notice from any Governmental Authority has been served upon Seller claiming any violation of any Applicable Law or asserting any assessment or penalty which would have a material adverse effect on the Acquired Assets. No condition or set of facts exists which, with notice, lapse of time or both, would constitute a breach of the representations and warranties in this Section 3.
                   ---------

      3.8  Certain Environmental Matters.  Except as disclosed on Schedule 3.8
           -----------------------------                          ------------
attached hereto: (a) Seller has obtained all Environmental Permits required or desirable for the operation of the Business or the Acquired Assets and such Environmental Permits are valid and in full force and effect; (b) neither the Business, any of the Acquired Assets nor the Real Properties violate any applicable Environmental Law or Environmental Permit in effect as of the date hereof and no condition or event has occurred which, with notice, lapse of time or both, would constitute any such violation; (c) neither the Seller nor any other Person has stored or used any pollutants, contaminants or hazardous or toxic wastes, substances or materials on or at the Real Properties; (d) Seller has not received notice from any Person advising that any of the Real Properties or Acquired Assets or the operation of the Business violates any Environmental Law or any Environmental Permit or that Seller is responsible (or potentially responsible) for the cleanup of any pollutants, contaminants or hazardous or toxic wastes, substances or materials at, on or beneath the Real Properties or at, on or beneath any land adjacent thereto or any other property and, to the knowledge of Seller and Principal, no such notice is threatened; (e) Seller, Principal and the Shareholder are not aware of any fact or circumstance that would give rise to any claim, suit, proceeding or investigation related to the manufacture, distribution, use, treatment, storage, disposal, discharge or release of any industrial, toxic or hazardous substance or waste in connection with the Business, the Acquired Assets or the Real Properties; (f) neither Seller nor any other Person has buried, dumped, disposed, spilled or released any pollutants, contaminants or hazardous or toxic wastes, substances or materials on, beneath or about the Real Properties or any property adjacent thereto or any other property; (g) no parcel of the Real Properties nor any land adjacent to any such parcel has been used for the disposal, processing or treatment of waste or as a dump site; and
(h) no storage tanks are or have been on, at or under the Real Properties. Seller has timely filed all reports required to be filed with respect to the Real Properties, the Acquired Assets and the operation of the Business and has generated and maintained all required data, documentation and records under any applicable Environmental Laws and Environmental Permits with respect thereto.

      3.9  Permits.  Seller holds all of the Permits described on Schedule 3.9
           -------                                                ------------
attached hereto (each of which is in full force and effect), and no other Permits are currently necessary for the lawful operation of the Business or the Acquired Assets. Seller has not received notice of revocation or modification of any Permit.

      3.10  Litigation.  There are no actions, suits, proceedings or
            ----------
governmental investigations pending or, to the knowledge of Seller, Principal and the Shareholder, threatened against or affecting Seller, Principal, the Business, any of the Acquired Assets, the Real Properties or relating to the transactions contemplated by this Agreement. Seller is not subject to any order, judgment, decree, stipulation or consent of or with any Governmental Agency that has or may have a material adverse effect on the Acquired Assets or the transactions contemplated by this Agreement.

      3.11  Insurance Policies.  Schedule 3.11 attached hereto contains an
            ------------------   -------------
accurate and complete list of all insurance carried by Seller with respect to the Business and the Acquired Assets. No claims have been made against such insurance in the three (3) year period prior to the date hereof. All such insurance is in full force and effect and all premiums due to date have been paid.

      3.12  Customers.  Schedule 3.12 contains a list of all Customers to which
            ---------   -------------
Seller has sold or leased units of the Rental Inventory or rendered services during the past twelve (12) months. No customer listed thereon has, during the past twelve (12) months, discontinued or materially limited its leases or purchases from the Business. Seller has not received any notice or has any knowledge that any customer intends to terminate or materially reduce its leases or purchases from the Business in the future. There is no Customer or group of related Customers who accounted for more than 5% of the revenues of the Business during the past twelve (12) months. The Business is conducted from no location other than the Real Properties.

      3.13  Employee Benefit Plans and Employment Agreements.
            ------------------------------------------------

     (a) Schedule 3.13 is a list of all employee contracts, and employee benefit
         -------------
     plans, programs, policies and arrangements (including all collective bargaining, stock purchase, stock option, employment, compensation, deferred compensation, pension, retirement, severance, termination, separation, vacation, sickness, health, welfare and bonus plans, arrangements, and agreements) whether or not such contracts, plans, policies or arrangements constitute "employee benefit plans" within the meaning of Section 3(3) of ERISA under or with respect to which Seller has any obligation or liability that relates to the U.S. Business (collectively, the "SELLER'S PLANS").

     (b) Seller has provided access to Purchaser of true and correct copies of each of Seller's Plans and all contracts relating thereto, or to the funding thereof, including, without limitation, all trust agreements, insurance contracts, administration contracts, investment management agreements, subscription and participation agreements, and recordkeeping agreements, each as in effect on the date hereof, and an accurate description of any Seller's Plans that are not in written form. To the extent applicable, a true and correct copy of the most recent annual report, actuarial report, summary plan description, and Internal Revenue Service determination letter with respect to each of Seller's Plans has been supplied to Purchaser by Seller and there have been no material changes in the financial condition of any Seller's Plan from that stated in the applicable annual reports and actuarial reports supplied.

     (c) With respect to each of Seller's Plans and except as set forth on

     Schedule 3.13
     -------------

       (i) no such Seller's Plan is a multiemployer plan (as defined in Section 3(37) of ERISA) or is subject to title IV of ERISA;

       (ii) to Seller's knowledge, each such Seller's Plan complies and has been administered in form and in operation in all material respects with all applicable requirements of law, including, to the extent applicable, sections 401(a) and 501(a) of the Code; to Seller's knowledge, no event has occurred which will or could cause any such Seller's Plan to fail to comply with such requirements and there have been no amendments to such plans which are employee benefit pension plans (as defined in Section 3(2) of ERISA) which are not the subject of a favorable determination letter issued with respect thereto by the Internal Revenue Service;

      (iii) to Seller's knowledge, there are no actions, suits or claims (other than routine claims for benefits) pending or threatened involving any such Seller's Plan or the assets thereof and no facts exist which could give rise to any such actions, suits or claims (other than routine claims for benefits);

       (iv) to Seller's knowledge, there have been no "prohibited transactions" (as described in section 406 of ERISA or section 4975 of the Code) with respect to any of Seller's Plans and Seller has not engaged in any prohibited transaction, which could reasonably be expected to have a material adverse effect on Seller;

       (v) Seller does not have any liability or contingent liability for providing, under any of Seller's Plans or otherwise, any post-retirement medical or life insurance benefits, other than statutory liability for providing group health plan continuation coverage under Part 6 of Title I of ERISA and

          Section 4980B of the Code, which could reasonably be expected to have a material adverse effect on Seller; and

     (vi) there have been no acts or omissions by Seller which have given rise to or may give rise to fines, penalties, taxes or related charges under section 502 of ERISA or Chapters 43, 47, 68 or 100 of the Code for which Purchaser may be liable on account of the execution of this Agreement or the consummation of the transaction contemplated hereby, which could reasonably be expected to have a material adverse effect on Seller.

        3.14       Employees.  Schedule 3.14 contains a true, complete and
                   ---------   -------------
accurate list of the names, titles, annual compensation and all current bonuses for each employee of the Seller who has an annual base salary of $25,000 or more. Except as disclosed on Schedule 3.14, there is no, and during the past
                              -------------
two years there has been no, labor strike, picketing, dispute, slow-down, work stoppage, union organization effort, grievance filing or proceeding, or other labor difficulty actually pending or threatened against or involving Seller. Except as set forth in Schedule 3.14 Seller is not a party to any collective
                       -------------
bargaining agreement pertaining to the conduct of the Business and no such agreement determines the terms and conditions of the employment of employees of the Business. Except as set forth in Schedule 3.14 no collective bargaining
                                     -------------
agent has been certified as a representative of any of employees of the Business and no representation campaign or election is now in progress with respect to any employees of the Business. Seller is in compliance with its obligations, if any, pursuant to the Worker Adjustment and Retraining Notification Act of 1988 ("WARN ACT") and all other obligations, if any, arising under any other applicable Law relating to the termination of employees of the Business. Except as set forth on Schedule 3.14, Seller has not received notice that any key
                -------------
employee of the Business intends to terminate his employment with Seller or would not be willing to work for Purchaser.

        3.15       Seller's Warranties.  Schedule 3.15 contains a list of each
                   -------------------   -------------
express warranty, if any, given by Seller on goods sold or leased or services performed by Seller, that is outstanding on the Closing Date. Seller has furnished Purchaser with a true and complete copy of each such warranty.

        3.16       Manufacturers' Warranties.  Schedule 3.16 contains a list of
                   -------------------------   -------------
each express warranty, if any, given by any manufacturer with respect to any of the Acquired Assets, that is outstanding on the Closing Date. Seller has furnished Purchaser with a true and complete copy of each such warranty and each such warranty shall be assigned to Purchaser at Closing, at no additional cost to Purchaser.

        3.17       Brokers.  The Charter Group has acted for Seller in
                   -------
connection with this Agreement and the transactions contemplated hereby and Seller is solely responsible for payment of any and all brokerage and/or finder's fees.

       3.18       No Other Agreement.  Neither Seller nor Principal has any
                  ------------------
contract, agreement, arrangement or understanding with respect to the sale or other disposition of any of the Acquired Assets or capital stock of either Seller, except as set forth in this Agreement.

        3.19      Contract Receivables.  Except as disclosed on Schedule 3.19,
                  --------------------                          -------------
(a) each Contract Receivable represents a sale or lease transaction made in the ordinary course of business and which arose pursuant to an enforceable written contract for a bona fide sale or purchase of goods or for services performed, and Seller has performed all of its obligations to which such Contract Receivable relates, and (b) no Contract Receivable is subject to any claim for reduction, counterclaim, set-off, recoupment or other claim for credit, allowances or adjustments by the obligor thereof and no obligor thereof is subject to bankruptcy or similar proceedings. Seller is the sole owner of the Contract Receivables, and no other person or entity has any right or claim thereto.

       3.20 Value of Inventory.  The cost value (i.e. original acquisition
            ------------------
cost) to the Purchaser of the Rental Inventory and the Inventory is at least $4,100,000.

       3.21 DBE Contracts.  Certain of Seller's contracts have been awarded to
            -------------
it because Seller qualifies as a disadvantaged business enterprise ("DBE") under Michigan law. These contracts may not be assignable to Purchaser. No receivables due under such contracts are included in the Acquired Assets (rather all such receivables are included in the Contract Receivables). The total billings remaining for work to be performed under the contracts awarded to Seller because of its status as a DBE under Michigan law or regulation, or any similar status awarded to Seller pursuant to any municipal or Federal law or regulation, does not exceed $750,000.

        3.22  Accuracy of Statements.  Neither this Agreement nor any
              ----------------------
statement, list, certificate or other information furnished or to be furnished by or on behalf of Seller or Principal to Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact regarding Seller, Principal, the Acquired Assets or the Business or omits to state a material fact necessary to make the statements regarding Seller, Principal, the Acquired Assets or the Business contained herein or therein, in light of the circumstances in which they are made, not misleading.

Each of the foregoing representations and warranties shall be deemed remade by Seller and Principal, jointly and severally, on the Closing Date. No investigation or due diligence by Purchaser shall limit, modify or negate any of the foregoing representations and warranties.

 SECTION 4.  Representations and Warranties of Purchaser.
             -------------------------------------------

       Purchaser represents and warrants to Seller and Principal as follows:

        4.1   Due Incorporation.  Purchaser is a corporation duly organized,
              -----------------
validly existing and in good standing under the laws of the State of Delaware with all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

        4.2       Due Authorization.  Purchaser has full power and authority to
                  -----------------
enter into this Agreement and to carry out its obligations under this Agreement. The execution, delivery and performance of this Agreement by Purchaser has been duly authorized by all necessary corporate action on the part of Purchaser.
This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated hereby will not, violate or constitute a default under any Applicable Law or any Contract to which Purchaser is a party. Except as set forth on Schedule 4.2, no notice to,
                                                    ------------
filing with, authorization of, exemption by or consent of any person or entity is required in order for Purchaser to consummate the transactions contemplated hereby, except as shall have been obtained on or prior to the Closing Date.
Each of the foregoing representations and warranties shall be deemed remade by Purchaser on the Closing Date.

 SECTION 5.  Covenants of Seller and Principal.
             ---------------------------------

       Seller and Principal each agree that from the date hereof to the Closing
Date:

        5.1       Implementing Agreement.  Seller and Principal shall each take
                  ----------------------
all necessary action to fulfill their respective obligations under this Agreement and to consummate the transactions contemplated herein.

        5.2       Access to Information.  Seller and Principal shall each ensure
                  ---------------------
Purchaser and Purchaser's representatives access during normal business hours to all the Acquired Assets (wherever located) and the facilities, properties, books, contracts, commitments and records of Seller. Seller's officers and employees shall be available as Purchaser shall reasonably request. Purchaser and its representatives shall be furnished with information concerning the Business as Purchaser shall reasonably request.

        5.3       Ordinary Course.  Seller shall (a) operate the Business only
                  ---------------
in the usual, regular and ordinary course and manner consistent with past custom and practice, (b) not incur any indebtedness other than to finance its working capital needs in the ordinary course of business, (c) pay all accounts payable, purchase inventory, collect all accounts receivable, and make capital expenditures in the ordinary course of business consistent with past custom and practice, (d) use its best efforts to maintain its business and employees, customers, assets and operations as an ongoing business in accordance with past custom and practice,(e) not pay dividends or bonuses or grant any increases in compensation to any employees or to Principal or Shareholder or make any distributions with respect to its capital stock, and (f) not enter into any agreements with respect to the foregoing.

        5.4       Consents and Approvals.  At its own cost, Seller shall make
                  ----------------------
all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date pursuant to any Applicable Law in connection with this Agreement and the transactions contemplated hereby. Seller shall use its best efforts to obtain all necessary consents and approvals to consummate the transactions contemplated hereby.

        5.5       Compliance with Laws.  Seller shall duly comply with all
                  --------------------
Applicable Laws.

        5.6       No Modifications.  Seller shall not modify, amend or otherwise
                  ----------------
alter or change any of the material terms or provisions of any Purchase Orders, Customer Contracts or Other Contracts.

        5.7       Approval of Certain Contracts.  Without the prior consent of
                  -----------------------------
Purchaser, neither Seller shall enter into any new contract relating to or binding the Acquired Assets.

        5.8  Bulk Sale Notices.  Seller shall assist Purchaser in the
             -----------------
preparation and delivery of any notices required by any Bulk Sales Law in connection with the transactions contemplated by this Agreement.

 SECTION 6.  Covenants of Purchaser.
             ----------------------

       Purchaser agrees that, from the date hereof to the Closing Date Purchaser shall make all filings, applications, statements and reports to all Governmental Authorities that are required to be made prior to the Closing Date by or on behalf of Purchaser pursuant to any applicable statute, rule or regulation in connection with this Agreement and the transactions contemplated hereby. Purchaser shall use its reasonable commercial efforts to obtain all necessary consents and approvals to consummate and the transactions contemplated hereby.

 SECTION 7.  Purchaser's Conditions Precedent.
             --------------------------------

       The obligations of Purchaser under Section 2 of this Agreement are, at
                                          ---------
the option of Purchaser, subject to satisfaction of the following conditions precedent on or before the Closing Date (any of which may be waived by Purchaser):

        7.1  Warranties True as of Both Present Date and Closing Date.  The
             --------------------------------------------------------
representations and warranties of Seller, Principal and Shareholder contained herein shall be true on and as of the date of this Agreement, and shall also be true on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

        7.2  Compliance with Agreements and Covenants; Certificate.
             -----------------------------------------------------
Seller, Principal and Shareholder shall have performed all of their respective obligations and agreements and complied with all of their respective covenants contained in this Agreement required to be performed and complied with on or prior to the Closing Date; and shall have delivered to Purchaser a certificate, dated as of the Closing Date, signed by Principal and an executive officer of Seller, certifying compliance with Section 7.1 and this Section 7.2.
                                   -----------          -----------

        7.3  Consents and Approvals.  Consents and approvals in writing
             ----------------------
reasonably satisfactory to Purchaser shall have been received by Seller from (a) each party to any of the Assumed Obligations whose consent and approval is required for the transfer and assignment to Purchaser of such Assumed Obligations, (b) any governmental authority whose consent and approval is required for the consummation of the transactions contemplated hereby, including, without limitation the transfer and assignment of the Permits to Purchaser, and (c) any lenders, lessors or other persons whose consent or approval is required for the consummation of the transactions contemplated hereby.

        7.4  No Material Change.  Neither the Business, the results of
             ------------------
operations thereof or the properties or prospects thereof, nor any of the Acquired Assets shall have been materially and adversely affected as of the Closing Date in any way and no event shall have occurred which, in the judgment of Purchaser, may have a material adverse effect on the Business or the prospects thereof.

        7.5   Actions or Proceedings.  No action, proceeding or claim shall
              ----------------------
have been instituted or threatened which would enjoin, restrain or prohibit, or might result in damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the transactions contemplated by this Agreement.

        7.6   Due Diligence Review.  Purchaser and its employees, agents,
              --------------------
investment advisors and accounting and legal representatives shall have completed their business and legal due diligence review of Seller and all aspects of the Business and the Acquired Assets, and the results of such review shall be satisfactory to Purchaser in its sole discretion.

        7.7   Release of Encumbrances on Acquired Assets.  All Encumbrances
              ------------------------------------------
on the Acquired Assets shall have been released and Seller shall have delivered evidence thereof acceptable to Purchaser in its sole discretion.

        7.8   Opinion of Counsel.  Purchaser shall have received an opinion,
              ------------------
dated the Closing Date, of Rhoades, McKee, Boar, Goodrich and Titta, counsel for Seller, addressing the matters at the second and third sentences of Section 3.2.
                                                                    -----------

        7.9   Seller's Authority Documents.  Seller shall have delivered to
              ----------------------------
Purchaser: (a) a copy of the certificate of incorporation of Seller certified as of a recent date by the Michigan Department of Consumer and Industry Services Corporation, Securities and Land Development Bureau, (b) a copy of the by-laws of Seller, certified as of the Closing Date by the Secretary of Seller as true and complete; and (c) a certificate of the Secretary of Seller, dated the Closing Date, certifying a copy of the resolutions duly adopted by the Board of Directors and the Shareholder approving this Agreement and the transactions contemplated hereby as true and complete, as not having been amended or supplemented and as being in full force and effect on the Closing Date.

        7.10  Approvals.  The Board of Directors of Purchaser shall have
              ---------
approved the transactions contemplated by this Agreement.

        7.11  Lease of Real Properties.  Principal and Shareholder shall
              ------------------------
have executed and delivered to Purchaser the lease, in the form of Exhibit A-1
                                                                   -----------
attached hereto, of the Real Properties owned by Seller or its affiliates and Seller and the appropriate lessor shall have executed and delivered assignment and consent documents in the form of Exhibit A-2 for the assignment of the
                                     -----------
leases for those Real Properties not owned by Seller or its affiliates.

        7.12  Employment Agreement.  Purchaser and Principal shall have entered
              --------------------
into an Employment Agreement in the form of Exhibit B  attached hereto.
                                            ----------

        7.13  Covenants Not to Compete.  Purchaser and Dan Babcock and Purchaser
              ------------------------
and Kathy Babcock shall have entered into the Management Non-Competition Agreements.

        7.14  Satisfaction of Liabilities.  All liabilities and obligations of
              ---------------------------
the Seller, Principal or Shareholder (other than Assumed Obligations) shall have been paid in full and Seller shall provide evidence reasonably satisfactory to Purchaser of such satisfaction.

        7.15  Other Documents and Agreements.  Purchaser shall have
              ------------------------------
received from Seller appropriate bills of sale and instruments of assignment and such other documents and agreements necessary to convey the Acquired Assets to Purchaser in accordance with the terms of this Agreement in such forms as are reasonably satisfactory to Purchaser and its counsel. Purchaser shall have received from Seller title certificates for each vehicle or other certificated asset included within the Acquired Assets and executed originals or duplicate originals of each Purchase Order and Customer Contract.

 SECTION 8.   Seller's Conditions Precedent.
              -----------------------------

       The obligations of Seller and Principal under Section 2 of this Agreement
                                                     ---------
are, at the option of Seller, subject to the satisfaction of the following conditions precedent on or before the Closing Date:

        8.1   Warranties True as of Both Present Date and Closing Date.  The
              --------------------------------------------------------
representations and warranties of Purchaser contained herein shall be true on and as of the date of this Agreement, and shall also be true on and as of the Closing Date with the same force and effect as though made by Purchaser on and as of the Closing Date.

        8.2   Compliance with Agreements and Covenants; Certificate.  Purchaser
              -----------------------------------------------------
shall have performed all obligations and agreements and complied with all covenants contained in this Agreement to be performed and complied with on or prior to the Closing Date; and Purchaser shall have delivered to Seller and Principal a certificate, dated as of the Closing Date, of an executive officer of Purchaser, certifying compliance with Section 8.1 and this Section 8.2.
                                         -----------          -----------

        8.3   Actions or Proceedings.  No action, proceeding or claim shall
              ----------------------
have been instituted or threatened which would enjoin, restrain or prohibit, or might result in substantial damages in respect of, and no court order shall have been entered which enjoins, restrains or prohibits, the consummation of the transactions contemplated by this Agreement.

        8.4   Opinion of Counsel.  Seller shall have received an opinion,
              ------------------
dated the Closing Date, of Mayer, Brown & Platt, counsel for Purchaser, addressing the matters at the second and third sentences of Section 4.2.
                                                            -----------

        8.5   Closing Deliveries.  Purchaser shall deliver to Seller
              ------------------
appropriate instruments of assumption and other documents necessary to assume the Assumed Obligations in accordance with the terms of this Agreement in such forms as are reasonably satisfactory to Seller and their counsel.

 SECTION 9.   Employees and Benefits.
              ----------------------

       Purchaser shall be under no obligation to hire any of the employees of Seller and shall not assume any obligations with respect to such employees, including, without limitation, any obligations for employment compensation, benefits or severance.

 SECTION 10.  Closing.
              -------

       The Closing shall take place at the offices of Mayer, Brown & Platt, 190 South LaSalle Street, Chicago, Illinois at 10:00 A.M. on February 4, 1998, or at such other place or on such later date to which the parties hereto shall agree.

 SECTION 11.  Termination.
              -----------

       This Agreement may be terminated as follows: (a) with the mutual consent of Seller and Purchaser; (b) by Purchaser, if any of the conditions provided in
Section 7 shall not have been satisfied on or prior to the date specified for
---------
fulfillment thereof and the Closing shall not have occurred, and Purchaser shall not have waived, in writing, such failure of satisfaction; (c) by Seller, if any of the conditions provided in Section 8 shall not have been satisfied on or
                              ---------
prior to the date specified for fulfillment thereof and the Closing shall not have occurred, and Seller shall not have waived, in writing, such failure of satisfaction; or (d) on February 6, 1998, if the Closing shall not have taken place before such date. In the event of any termination pursuant to this
Section 11 (other than pursuant to clause (a) or (d) above), written notice
----------
setting forth the reasons thereof shall forthwith be given by Purchaser, if it is the terminating party, to Seller, or by Seller, if they are the terminating party, to Purchaser. No termination of this Agreement shall relive a party from any breach of this Agreement by it prior to the termination.

SECTION 12.  Survival and Indemnification.
             ----------------------------

        12.1 Survival.  The representations and warranties of the parties
             --------
hereto contained herein or in any other certificate or other writing delivered pursuant hereto shall survive the Closing for a period of two years, except for the representations and warranties contained in Sections 3.1, 3.2, 3.4 and 3.8
                                                ------------------------------
which shall not expire and the representations and warranties contained in
Section 3.5 which shall survive the Closing for the applicable statute of
-----------
limitations period plus 90 days.

        12.2 Indemnification by Seller, Principal and Shareholder.
             ----------------------------------------------------
Seller, Principal and the Shareholder, all such parties being obligated jointly and severally, agree to indemnify Purchaser and each of its affiliates against, and agree to hold it and them harmless from, any Losses incurred or suffered by Purchaser or any of its affiliates arising out of any of the following: (a) any breach of or inaccuracy in any representation or warranty made by either Seller, Principal or the Shareholder pursuant to this Agreement, and any breach of or failure by Seller or Principal to perform any covenant or obligation of either Seller or Principal set out in this Agreement; (b) any debt, claim, obligation or other liability of Seller or any of its affiliates other than the Assumed Obligations; (c) any claim relating to the Business or any of the Acquired Assets (including, without limitation, any claim based in warranty, contract, tort or strict liability) arising from events occurring on or before the Closing Date; (d) any claim (i) by any Tax Authority regarding any Taxes incurred on or prior to the Closing Date in connection with the Business or the Acquired Assets or (ii) pursuant to the Bulk Sales Laws of any jurisdiction regarding transactions contemplated by this Agreement; (e) any obligation or other liability with respect to any violation by Principal or Seller of any Applicable Law in effect on the date hereof or any condition existing on the Real Properties on the date hereof; (f) any claims by or liabilities with respect to any employee of any Seller regarding his or her employment or termination of employment with Seller; or (g) for the period until the third anniversary of the Closing, any claim asserted by a third party against Purchaser arising out of, or liability incurred by Purchaser to a third party due to, Purchaser's status as Seller's agent pursuant to Section 12.7 below (other than due to Purchaser's
                              ------------
gross negligence or wilful misconduct).

        12.3 Indemnification by Purchaser.  Purchaser agrees to indemnify
             ----------------------------
Seller, Principal and each of their respective Affiliates against, and agrees to hold it and them harmless from, any Losses incurred or suffered by Seller, Principal or any of their respective Affiliates arising out of any of the following: (a) any breach of or any inaccuracy in any representation or warranty made by Purchaser pursuant to this Agreement, and any breach of or failure by Purchaser to perform any covenant or obligation of Purchaser set out in this Agreement; (b) the Assumed Obligations; or (c) the use or ownership of any of the Acquired Assets after the Closing Date to the extent such Losses arise in connection with and relate to periods commencing after the Closing Date.

        12.4 Notice of Claims; Assumption of Defense.  The indemnified
             ---------------------------------------
party shall give prompt notice to the indemnifying party, in accordance with the terms of Section 14.2, of the assertion of any claim, or the commencement of any
         ------------
suit, action or proceeding in respect of which indemnity may be sought hereunder, specifying with reasonable particularity the basis therefor and giving the indemnifying party such information with respect thereto as the indemnifying party may reasonably request (but the giving of such notice shall not be a condition precedent to indemnification hereunder). The indemnifying party may, at its own expense, (a) participate in and (b) upon notice to the indemnified party and the indemnifying party's written agreement that the indemnified party is entitled to indemnification pursuant to Section 12.2 or Section 12.3 for
                                           ------------    ------------
Losses arising out of such claim, suit, action or proceeding, at any time during the course of any such claim, suit, action or proceeding, assume the defense thereof; provided that (y) the indemnifying party's counsel is reasonably
         --------
satisfactory to the indemnified party and (z) the indemnifying party shall thereafter consult with the indemnified party upon the indemnified party's reasonable request for such consultation from time to time with respect to such claim, suit, action or proceeding. If the indemnifying party assumes such defense, the indemnified party shall have the right (but not the duty) to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the indemnifying party. Whether or not the indemnifying party chooses to defend or prosecute any such claim, suit, action or proceeding, all of the parties hereto shall cooperate in the defense or prosecution thereof.

        12.5 Settlement or Compromise.  Any settlement or compromise made
             ------------------------
or caused to be made by the indemnified party or the indemnifying party, as the case may be, of any such claim, suit, action or proceeding of the kind referred to in Section 12.4 shall also be binding upon the indemnifying party or the
      ------------
indemnified party, as the case may be, in the same manner as if a final judgment or decree had been entered by a court of competent jurisdiction in the amount of such settlement or compromise. No party shall settle or compromise any claim, suit, action or proceeding without the prior written consent of the other party, which shall not be unreasonably withheld.

        12.6 Failure of Indemnifying Party to Act.  In the event that the
             ------------------------------------
indemnifying party elects not to assume the defense of any claim, suit, action or proceeding, such election shall not relieve the indemnifying party of its obligations hereunder.

        12.7 Contract Receivables.  To secure the indemnity obligations of
             --------------------
Seller, Principal and Shareholder, Seller wishes to grant Purchaser a right of offset against the Contract Receivables. Seller hereby irrevocably appoints Purchaser as Seller's exclusive agent with respect to the Contract Receivables with full power and authority to receive, endorse, accept, negotiate, deposit, realize upon and take all other actions with respect to the Contract Receivables or payments made on the Contract Receivables as could be taken by Seller (including, without limitation, endorsement of checks or money orders on behalf of Seller). Purchaser will bear all costs incurred in collecting the Contract Receivables, except any costs involved in hiring a collection agency or attorneys to collect the Contract Receivables (including any costs of litigation related thereto) all of which cost will be borne by Seller. Seller shall promptly notify the account debtors on the Contract Receivables of Purchaser's role as Seller's agent and that all payments are to be made to Purchaser as agent for Seller. Seller shall take all actions to encourage the account debtors to make payment on the Contract Receivables as soon as possible. Purchaser shall keep a record of, and remit to Seller, at least once every seven
(7) days, all payments received on the Contract Receivables, less amounts withheld by Purchaser for claims asserted or reasonably anticipated to be asserted under Section 12.2 above; provided that the Purchaser will withhold any
               ------------
amounts collected if the amount of Contract Receivables which arose during the prior 24 months which remains to be collected is less than $1 million. The agency and authority of Purchaser to act on Seller's behalf will terminate on the 130th day following the Closing Date.

       The parties shall cooperate and take all actions requested by either party to further effect or evidence this Section 12.7, including, without
                                         ------------
limitation, the execution and delivery of additional
documents, instruments, notices or appointments. Seller acknowledges that Purchaser is agreeing to this Section 12.7 in lieu of requiring a holdback from
                              ------------
the Purchase Price and that PURCHASER HAS MADE, AND MAKES, NO REPRESENTATIONS OR WARRANTIES, EXPRESS OR IMPLIED, AS TO ITS ABILITY TO ACT AS SELLER'S AGENT. SELLER HEREBY EXPRESSLY WAIVES THE RIGHT TO MAKE ANY CLAIM (OF ANY NATURE) AGAINST PURCHASER WITH RESPECT TO ANY OF THE CONTRACT RECEIVABLES, OTHER THAN ANY CLAIM THAT PURCHASER HAS WITHHELD REMITTANCE OF THE PROCEEDS OF A CONTRACT RECEIVABLE IN VIOLATION OF THIS SECTION 12.7.
                                ------------

 SECTION 13.  Non-Competition and Confidentiality Agreement.
              ----------------------------------------------

        13.1  Non-Competition Agreement.  For a period of five (5) years
              -------------------------
after the Closing Date (the "Non-Competition Period"), Seller, Principal and the Shareholder shall not, within a 250 mile radius of any of the Real Properties or any location from which Purchaser or its affiliates conducts business on the date hereof (the "Restricted Area"), directly or indirectly, own, control, manage, participate in, assist, invest in or permit their names to be used by any person or entity that engages in or owns, controls, manages, participates in, assists or invests in any business substantially similar to the Business as conducted at any time during the three (3) year period prior to the Closing Date (the "Services"). Notwithstanding the foregoing, being a passive owner of not more than 5% of the outstanding securities of any class of a publicly traded entity engaged in the provision of the Services in the Restricted Area shall not constitute a breach of this Section 13.1.
                            ------------

        13.2  Non-Solicitation.  During the Non-Competition Period neither
              ---------------
Seller, Principal, any Shareholder nor any of their affiliates will, directly or indirectly, offer employment to or hire any employee of Purchaser.

        13.3  Confidentiality.  Except as may be required by a governmental
              ---------------
authority, Seller and Principal shall keep confidential all non-public information concerning the Acquired Assets and not disclose the same to any other person or entity, or use the same in any way.

        13.4  Maximum Duration, Scope.  If, at the time of enforcement of
              -----------------------
this Section 13, a court shall hold that the duration, scope, area or other
     ----------
restrictions stated herein are unreasonable under circumstances then existing, the parties agree that the maximum duration, scope, area or other restrictions reasonable under such circumstances shall be substituted for the stated duration, scope, area or other restrictions and that the provision at issue be revised, as of the date of this Agreement, to the minimum extent necessary to effect such substitution.

        13.5  Specific Performance.  Each of Seller, Principal and the
              --------------------
Shareholder agree that if any of them breach any of the provisions of this
Section 13, money damages would be inadequate and Purchaser would have no
----------
adequate remedy at law. Accordingly, each of Seller, Principal and the Shareholder agree that Purchaser shall have the right, in addition to any other rights and remedies existing in its favor, to an action for specific performance, injunctive or other equitable relief in order to enforce or prevent any violations (whether anticipatory, continuing or future) of the provisions of this Section 13 without the necessity of proving actual damages or posting bond.
     ----------
In the event of a breach or violation of any of the provisions of this Section
                                                                       -------
13, the running of the Non-Competition Period (but not of Seller's and
--
Principal's obligations under this Section 13) shall be suspended with
                                   ----------
respect to Seller and Principal during the continuance of any actual breach or violation. In connection with Purchaser's application for such specific performance, injunctive or other equitable relief, each of Seller, Principal and the Shareholder hereby waive the claim or defense that Purchaser possesses an adequate remedy at law or that bond must be posted.

 SECTION 14.  Miscellaneous.
              -------------

        14.1  Expenses.  Each party hereto shall bear its own expenses with
              --------
respect to this transaction. Seller shall pay all taxes required to be paid in connection with the transfer and assignment of the Acquired Assets.

        14.2  Notices.  Any notice, request, instruction or other document
              -------
to be given hereunder by a party hereto shall be in writing and shall be deemed to have been given or delivered, (a) when received if given in person, (b) on the date of transmission if sent by telex, telecopy or other wire transmission (receipt confirmed), (c) one (1) day after being sent by reputable overnight courier, or (d) three (3) days after being deposited in the U.S. mail, certified or registered mail, postage prepaid. All notices shall be addressed as set forth below.

       If to Seller, Principal or Shareholder, addressed as follows:

       Dan J. Babcock
       311 Barber
       Springlake, Michigan 49456
       Facsimile: (616) _________


       with a copy to:

       Rhoades, McKee, Boer, Goodrich & Titta
       161 Ottawa, Suite 600
       Grand Rapids, Michigan 49503
       Attn: Thomas Hogan
       Facsimile: (616) 235-1639

       If to Purchaser, addressed as follows:

       NES Michigan Acquisition Corp.
       1800 Sherman Avenue, Suite 100
       Evanston, Illinois 60201
       Attention: Kevin Rodgers
       Facsimile:  (847) 733-1078

       with a copy to:

       Mayer, Brown & Platt
       190 South LaSalle Street

       Chicago, Illinois  60603
       Attention:  James J. Junewicz, Esq.
       Facsimile:  (312) 701-7711

or to such other individual or address as a party hereto may designate for itself by notice given as herein provided.

        14.3  Waivers.  No waiver by a party of any condition or breach of any
              -------
provision of this Agreement shall be effective unless in writing, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other provision.

        14.4  Counterparts.  This Agreement may be executed simultaneously in
              ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        14.5  Construction.  The Article and Section headings are for
              ------------
convenience only and shall not be deemed part of this Agreement. Each party and its counsel have reviewed this Agreement. The language of this Agreement shall be construed according to its fair meaning. Any rule of construction resolving ambiguities against the drafting party shall not apply in the interpretation of this Agreement.

        14.6  Applicable Law.  This Agreement shall be governed by and construed
              --------------
and enforced in accordance with the internal laws, and not the laws of conflicts, of the State of Illinois.

        14.7  Assignment.  This Agreement shall be binding upon and inure to the
              ----------
benefit of the parties hereto and their respective heirs, personal representatives, successors and assigns; provided, however, that no assignment
                                         --------  -------
shall be made hereof without the prior written consent of the non-assigning party, except that Purchaser may assign its rights hereunder to any of its affiliates or to any lender.

        14.8  Other Instruments.  After the Closing Date, each Seller shall
              -----------------
execute and deliver to Purchaser such other documents, releases, assignments and other instruments as may be reasonably required by Purchaser to further effect the transfer and assignment to Purchaser of, and to vest fully in Purchaser title to, each of the Acquired Assets.

        14.9  Third Party Beneficiaries.  This Agreement is not intended to
              -------------------------
confer upon any person or entity, other than the parties hereto, any rights or remedies hereunder.

        14.10  Forum.  Each party hereto agrees that any suit, action or
               -----
proceeding brought by any party against any other party to this Agreement in connection with or arising out of this Agreement shall be brought solely in the Federal Courts of the Northern District of Illinois or, if such court lacks jurisdiction, in the Circuit Court of Cook County, Illinois. Each party hereby waives any defense or claim of lack of venue, lack of jurisdiction or forum non-conveniens in connection with the foregoing.

        14.11  Records.  After the Closing, Seller shall make available to
               -------
Purchaser, as requested by Purchaser, its agents and representatives or any Tax Authority or Governmental Authority, all information, records or documents relating to the Business or the Acquired Assets and retained by Seller and shall preserve all such information, records and documents until six years after the Closing.

        14.12  Entire Understanding.  This Agreement sets forth the entire
               --------------------
agreement and understanding of the parties hereto in respect to the transactions contemplated hereby and supersedes all prior agreements, arrangements and understandings relating to the subject matter hereof. This Agreement may be amended, modified or supplemented only in writing signed by the parties hereto.

       IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered on the date first above written.

                      NES MICHIGAN ACQUISITION CORP.


                      By:  /s/ Paul R. Ingersoll
                           ----------------------------------------
                         Print Name:  Paul R. Ingersoll
                         Print Title: Vice President


                      WORK SAFE SUPPLY CO., INC.


                      By:  /s/ Kathy Babcock
                           ----------------------------------------
                         Print Name:  Kathy Babcock
                         Print Title:    President


                      /s/ Dan J. Babcock
                      ----------------------------------------------
                      DAN J. BABCOCK, individually


                      /s/ Kathy Babcock
                      -----------------------------------------------
                      KATHY BABCOCK, individually